TRANSFER AGENCY AND SERVICE AGREEMENT

SCHEDULE A

List of Wells Fargo Advantage Funds

Wells Fargo Funds Trust

100% Treasury Money Market Fund

Absolute Return Fund

Adjustable Rate Government Fund

Asia Pacific Fund

Asset Allocation Fund

C&B Large Cap Value Fund

C&B Mid Cap Value Fund

California Limited-Term Tax-Free Fund

California Tax-Free Fund

California Municipal Money Market Fund

Capital Growth Fund

Cash Investment Money Market Fund

Colorado Tax-Free Fund

Common Stock Fund

Conservative Allocation Fund 1

Disciplined U.S. Core Fund

Discovery Fund

Diversified Capital Builder Fund

Diversified Equity Fund

Diversified Income Builder Fund

Diversified International Fund

Diversified Small Cap Fund 2

Dow Jones Target 2010 Fund

Dow Jones Target 2015 Fund

Dow Jones Target 2020 Fund

Dow Jones Target 2025 Fund

Dow Jones Target 2030 Fund

Dow Jones Target 2035 Fund

Dow Jones Target 2040 Fund

Dow Jones Target 2045 Fund

Dow Jones Target 2050 Fund

Dow Jones Target 2055 Fund

Dow Jones Target Today Fund

Emerging Growth Fund

Emerging Markets Equity Fund

Emerging Markets Equity Income Fund

Emerging Markets Local Bond Fund

Endeavor Select Fund

Enterprise Fund

Equity Value Fund 3

Global Opportunities Fund

Government Money Market Fund

Government Securities Fund

Growth Fund

Growth Balanced Fund

Heritage Money Market Fund

High Income Fund

High Yield Bond Fund

High Yield Municipal Bond Fund 4

Income Plus Fund

Index Asset Allocation Fund

Index Fund

Inflation-Protected Bond Fund

Intermediate Tax/AMT-Free Fund

International Bond Fund

International Equity Fund

International Value Fund

Intrinsic Small Cap Value Fund

Intrinsic Value Fund

Intrinsic World Equity Fund

Large Cap Core Fund

Large Cap Growth Fund

Large Company Value Fund

Managed Account CoreBuilder Shares Series G 5

Managed Account CoreBuilder Shares Series

Minnesota Tax-Free Fund

Moderate Balanced Fund

Money Market Fund

Municipal Bond Fund

Municipal Cash Management Money Market Fund

Municipal Money Market Fund

National Tax-Free Money Market Fund

North Carolina Tax-Free Fund

Omega Growth Fund

Opportunity Fund

Pennsylvania Tax-Free Fund

Precious Metals Fund

Premier Large Company Growth Fund

Prime Investment Money Market Fund 6

Short Duration Government Bond Fund

Short-Term Bond Fund

Short-Term High Yield Bond Fund

Short-Term Municipal Bond Fund

Small Cap Opportunities Fund

Small Cap Value Fund

Small Company Growth Fund

Small Company Value Fund

Small/Mid Cap Core Fund 7

Small/Mid Cap Value Fund

Special Mid Cap Value Fund

Special Small Cap Value Fund

Specialized Technology Fund

Strategic Income Fund 8

Strategic Municipal Bond Fund

Total Return Bond Fund 9

Traditional Small Cap Growth Fund

Treasury Plus Money Market Fund

Ultra Short-Term Income Fund

Ultra Short-Term Municipal Income Fund

Utility & Telecommunications Fund

WealthBuilder Conservative Allocation Portfolio

WealthBuilder Equity Portfolio

WealthBuilder Growth Allocation Portfolio

WealthBuilder Growth Balanced Portfolio

WealthBuilder Moderate Balanced Portfolio

WealthBuilder Tactical Equity Portfolio

Wisconsin Tax-Free Fund

Wells Fargo Variable Trust

VT Discovery Fund

VT Index Asset Allocation Fund

VT International Equity Fund

VT Intrinsic Value Fund

VT Omega Growth Fund

VT Opportunity Fund

VT Small Cap Growth Fund

VT Small Cap Value Fund

VT Total Return Bond Fund

Schedule A amended:  November 7, 2012

1.   On November 7, 2012, the Board of Trustees approved the liquidation of the Conservative Allocation Fund.  The liquidation will occur by the end of May 2013.

2.   On November 7, 2012 the Board of Trustees approved the reorganization of the Diversified Small Cap Fund into the Small Company Growth Fund.  Subject to shareholder approval, the reorganization will become effective in March 2013.

3.   On November 7, 2012 the Board of Trustees approved the reorganization of the Equity Value Fund into the Intrinsic Value Fund.  Subject to shareholder approval, the reorganization will become effective in March 2013.

4.   On November 7, 2012, the Board of Trustees approved the establishment of the High Yield Municipal Bond Fund.  The Fund will commence operations in the first quarter 2013.

5.   On November 7, 2012, the Board of Trustees approved the termination of the Managed Account CoreBuilder Shares Series G. The termination will occur by the end of May 2013.

6.   On November 7, 2012, the Board of Trustees approved the reorganization of the Prime Investment Money Market Fund into the Heritage Money Market Fund.  The reorganization will become effective in March 2013.

7.   On November 7, 2012 the Board of Trustees approved the reorganization of the Small/Mid Cap Core Fund into the Common Stock Fund.  Subject to shareholder approval, the reorganization will become effective in March 2013.

8. On November 7, 2012, the Board of Trustees approved the establishment of the Strategic Income Fund.  The Fund will commence operations in the first quarter 2013.

9.   On November 7, 2012 the Board approved the name change of the Total Return Bond Fund to the Core Bond Fund, effective December 1, 2012.

            The foregoing schedule is agreed to as of November 7, 2012 and shall remain in effect until changed in writing by the parties.

                                                                          Each of the Trusts on Schedule A

                                                                          BY: __________________________________

                                                                                  Jeremy DePalma

                                                                                  Treasurer

ATTEST:

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BOSTONFINANCIAL DATA SERVICES, INC.

BY: _______________________________

ATTEST:

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